Merger Agreement

         This Merger Agreement (this "Agreement") dated as of February 7, 2003, is by and among (i) Prime Medical Services, Inc., a Delaware corporation ("Parent"), (ii) WCI Merger, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub" and, together with Parent, the "Parent Parties"), (iii) Winemiller Communications, Inc., a Pennsylvania corporation (the "Company") and (iv) the stockholders of the Company listed on Schedule I attached hereto (the "Stockholders" and, together with the Company and Parent Parties, each a "Party" and collectively, the "Parties").

                                    RECITALS:

         Each Party's Board of Directors (or managers, if applicable) believes it is in its and its stockholders' (members') best interests that Parent acquire the Company through the statutory merger of the Company with and into Merger Sub (the "Merger") and, in furtherance thereof, have approved the Merger.

         Pursuant to the Merger all of the Company's issued and outstanding shares of common stock (the "Company Shares"), each having a par value of $1.00 per share, will be converted into the right to receive a combination of cash and shares of Parent common stock, par value $0.01 per share ("Parent Common Shares").

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants contained herein, each Parent Party, the Company and the Stockholders agree as follows:

                                   ARTICLE 1.
                                   DEFINITIONS

         Capitalized terms used in this Agreement have the meanings ascribed to them in Schedule II.

                                   ARTICLE 2.
                                   THE MERGER

         2.1   The Merger. At the Effective Time subject to this Agreement and
Section 252 of the Delaware General Corporation Law and Section 1921 of the Pennsylvania Business Corporation Law (collectively, the "Corporate Laws"), the Company will be merged with and into Merger Sub, the Company's separate corporate existence will cease, and Merger Sub will continue as the surviving corporation and as a wholly-owned Subsidiary of Parent. Merger Sub as the surviving corporation after the Merger is sometimes referred to as the "Surviving Corporation".

         2.2 Closing. The closing of the Merger (the "Closing") will take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P. in Austin, Texas, commencing 10:00 am local time on the second business day following the satisfaction or waiver of all conditions to consummate the Merger (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as Parent and the Company may mutually determine (the "Closing Date").

         2.3 Actions and Deliveries at Closing. On the Closing Date, the Parties will cause the Merger to be consummated by filing (i) a Certificate of Merger with the Secretary of State of Delaware and (ii) Articles of Merger with the Department of State of Pennsylvania, in each case substantially in the forms of Exhibit A (the "Merger Certificates") and otherwise in accordance with the applicable Corporate Law. The date and time the Merger becomes effective as specified in the Merger Certificates or as otherwise provided in accordance with the applicable Corporate Law is referred to as the "Effective Time." In addition at the Closing,

               (a) The Company or the Stockholders, as applicable, will deliver to Parent:

                    (i) An officers' certificate, substantially in the form of Exhibit B, duly executed on the Company's behalf, as to whether each condition specified in Sections 6.1(a)-(d) has been satisfied in all respects.

                    (ii) A secretary's certificate, substantially in the form of Exhibit C, duly executed on behalf of the Company.

                    (iii)The Employment Agreements duly executed by the appropriate parties thereto (other than Surviving Corporation).

                    (iv) The resignation, effective as of the Closing, of the Company's directors and officers.

                    (v) Termination of the Shareholders' Agreement dated August 7, 2002 between the Company and its Stockholders.

                    (vi) Payoff letter duly executed by Community Banks including a commitment to file the necessary Termination Statements upon receipt of funds.

                    (vii)Copies of filed Termination Statements terminating all remaining UCC filings against the Company with the State of Pennsylvania (Secretary of the Commonwealth).

         (viii)   All Company Stock Certificates (as defined below).

               (b)  Parent will deliver to the Company:

                    (i) An officers' certificate, substantially in the form of Exhibit D, duly executed on Parent's behalf, as to whether each condition specified in Sections 6.2(a) - (c) has been satisfied in all respects.

                    (ii) Secretary certificates, substantially in the form of Exhibit E, duly executed on behalf of each of Parent and Merger Sub.

                    (iii)The Employment Agreements duly executed by Surviving Corporation.

               (c)  Parent will deliver to the Stockholders:

                    (i) The Cash Consideration allocated in accordance with each Stockholder's percentage interest in the Company as set forth on Exhibit F.

                    (ii) Stock certificates evidencing each Stockholder's ownership of Parent Common Shares due each Stockholder as part of the Stock Consideration; provided that an instruction letter from Parent to its stock transfer agent instructing issuance of the stock certificates shall suffice as long as the stock certificates are delivered to the Stockholders within three (3) business days following the Closing.

                    (iii)The Employment Agreements duly executed by Surviving Corporation.

         2.4 Effect of the Merger. At the Effective Time, the effect of the Merger will be as provided in the applicable Corporate Law. At the Effective Time all the Company's and Merger Sub's property, rights, privileges, powers, and franchises will vest in the Surviving Corporation, and all debts, liabilities, and duties of the Company and Merger Sub will become the Surviving Corporation's debts, liabilities, and duties, but the foregoing does not limit the rights of the Parent Indemnitees pursuant to ARTICLE 8.

         2.5 Charter and Bylaws. Unless Parent otherwise determines prior to the Effective Time, at the Effective Time, Merger Sub's Certificate of Incorporation will be the Surviving Corporation's Certificate of Incorporation until thereafter amended as provided by Law and such Certificate of Incorporation; except that Article I of the Surviving Corporation's Certificate of Incorporation will be amended to read as follows: "The name of the corporation is "Winemiller Communications, Inc." The Merger Sub's bylaws, as in effect immediately prior to the Effective Time, will be the Surviving Corporation's bylaws until thereafter amended.

         2.6 Directors and Officers. Merger Sub's director(s) and officers immediately prior to the Effective Time will be the Surviving Corporation's initial director(s) and officers.

         2.7 Effect on Capital Stock. At the Effective Time, because of the Merger and without any action on the part of Parent, Merger Sub, or the
Company:

               (a) Cancellation of Parent-Owned and Company-Owned Stock. Each Company Share that the Company or any direct or indirect wholly-owned Subsidiary of Parent or the Company owns immediately prior to the Effective Time (collectively, "Excluded Company Shares") will be canceled and extinguished without conversion.

               (b) Capital Stock of Merger Sub. Each share of Merger Sub's capital stock issued and outstanding immediately prior to the Effective Time will remain issued and outstanding. Each stock certificate of Merger Sub evidencing such shares will from and after the Effective Time continue to evidence ownership of shares of Merger Sub's capital stock.

               (c) Conversion of Company Stock. Subject to Sections 2.10 and 2.12, all of the Company Shares issued and outstanding immediately prior to the Effective Time (other than the Company Shares referred to in Section 2.7
(a) above) will be converted into the right to receive at Closing, in the aggregate, (i) 243,500 Parent Common Shares with an approximate value of $2,047,838 (the "Stock Consideration"), issued to the Stockholders in the amounts set forth on Exhibit F hereto, (ii) $2,047,838.27 (the "Cash Consideration") by wire transfer to accounts designated in writing by each of the Stockholders to or for the benefit of the Stockholders, as set forth on Exhibit F hereto, and (iii) upon the expiration of the Holdback Period, an aggregate amount of approximately $500,000 (the "Holdback Amount"), consisting of $47,838 in cash (to be held in an interest bearing account) and 53,765
Parent Common Shares minus all set-offs, reductions and reserves pursuant to
Section 8.6, by wire transfer to and delivery in the same manner and proportions as amounts set forth on Exhibit F (as such amounts may be adjusted pursuant to Section 2.15, excluding the adjustments under Section 2.15(b) which have been made as of the Closing, and as otherwise provided in this Agreement, collectively, the "Conversion Consideration"). All such Company Shares, when so converted, will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and the holder of a certificate ("Company Stock Certificate") that, immediately prior to the Effective Time, represented outstanding Company Shares will cease to have any rights with respect thereto, except the right to receive, upon the surrender of such Company Stock Certificate, (i) the Conversion Consideration and (ii) certain dividends and other distributions under Section 2.7(e) without interest, if applicable, (collectively, the "Merger Consideration").

               (d) Rights Prior to Surrender and Stock Transfer Books. Until surrendered as contemplated by Section 2.8, each Company Stock Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration. After the Effective Time, the Company's stock transfer books will be closed and there will be no further transfers of Company Shares prior to the Effective Time. If, at or after the Effective Time, Company Stock Certificates are presented to the Surviving Corporation, they will be canceled and exchanged in accordance with this Agreement.

               (e) Dividends and Distributions on Merger Consideration. No dividends or other distributions declared or made having a record date after the Effective Time will be paid to the holder of any unsurrendered Company Stock Certificate until the record holder of such Company Stock Certificate has surrendered it under Section 2.8. Subject to the effect of Laws (including escheat and abandoned property Laws), following surrender of any such Company Stock Certificate there will be paid to the record holder of the certificates representing the Merger Consideration issued in exchange therefor, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time that, absent the failure to surrender such Company Stock Certificate, theretofore would have been required to be paid with respect to such Merger Consideration, and (ii) if the payment date for any dividend or distribution payable with respect to such Merger Consideration has not occurred prior to the surrender of such Company Stock Certificate, at the appropriate payment date therefor, the amount of such dividends or other distributions.

         2.8   Surrender of Certificates.

               (a) Exchange Procedures. At Closing, (i) the holders of Company Stock Certificates will surrender such certificates to Parent, (ii) upon surrender of a Company Stock Certificate the holder thereof will be entitled to receive the applicable Merger Consideration, and (iii) the Company Stock Certificates so surrendered will forthwith be canceled.

               (b) Transfers of Ownership. If any certificate for Parent Common Shares is to be issued in a name other than that in which the Company Stock Certificate surrendered in exchange therefor is registered, Parent will not be required to issue such Parent Common Shares until (i) the Company Stock Certificate so surrendered has been properly endorsed and is otherwise in proper form for transfer and (ii) the Person requesting such exchange has paid to Parent or any agent it designates any transfer or other Taxes required because of the issuance of a certificate for Parent Common Shares in any name other than that of the registered holder of the Company Stock Certificate surrendered, or established to the satisfaction of Parent or any agent it designates that such Tax has been paid or is not payable.

               (c) No Further Ownership Rights in Company Shares. All Merger Consideration will be deemed to have been issued in full satisfaction of all rights pertaining to the Company Shares.

               (d) Lost, Stolen or Destroyed Certificates. If any Company Stock Certificate has been lost, stolen, or destroyed, Parent will issue the applicable Merger Consideration deliverable in respect thereof upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, or destroyed.

         2.9 Adjustments to Parent Common Shares. The number of Parent Common Shares constituting the Merger Consideration will be appropriately adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend of securities convertible into Parent Common Shares), reorganization, reclassification, recapitalization or other similar change with respect to Parent Common Shares occurring (including the record date thereof) after the date hereof and prior to the Effective Time.

         2.10 No Fractional Shares. No fractional Parent Common Shares will be issued in the Merger.

         2.11 Tax Treatment. The Parties intend that the Merger constitute a tax free reorganization under Code Section 368. As such, each of the Parties agree not to take any action either prior to or after the Effective Time that would cause the Merger to fail to qualify as a "reorganization" under
Section 368(a) of the Code. The Stockholders and Parent will cause all tax returns relating to the Company or Merger Sub to be filed on the basis of treating the Merger as a "reorganization" under Section 368(a) of the Code; provided, however, that each party shall bear its own risk regarding whether the transaction is respected as a "reorganization" by applicable taxing authorities.

         2.12 Shares of Dissenting Stockholders. Any Company Shares a Stockholder properly exercising its dissent or appraisal rights under the applicable Corporate Law (a "Dissenting Stockholder") holds will be converted into the right to receive such consideration as may be determined to be due to such Dissenting Stockholder under the applicable Corporate Law; except that Company Shares outstanding at the Effective Time that a Dissenting Stockholder holds for which, after the Effective Time, such Dissenting Stockholder withdraws its demand to exercise dissenters or appraisal rights or loses its right to exercise dissenters or appraisal rights as provided in the applicable Corporate Law, will be deemed to be converted, as of the Effective Time, into the right to receive the applicable Merger Consideration. The Company will give Parent
(a) prompt notice of any written demands for the exercise of dissenters or appraisal rights, withdrawals of demands for the exercise of dissenters or appraisal rights and any other instruments served under the applicable Corporate Law, and (b) the opportunity to direct all negotiations and proceedings with respect to demands for exercise of dissenters or appraisal rights under the applicable Corporate Law. The Company will not voluntarily make any payment with respect to any purchase demands and will not, except with Parent's prior written consent, settle or offer to settle any such demands.

         2.13 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers, and franchises of the Company and Merger Sub, the officers and directors of the Company, Parent, and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and the Company and Parent will cause them to take, all such lawful and necessary action.

         2.14  Transfer Restrictions; Legend Certificates.

               (a) The Stockholders will not transfer any Parent Common Shares (or interest therein) if such action would constitute a violation of any federal or state securities or "blue sky" laws. Any attempt to transfer any Parent Common Shares (or interest therein) not in accordance with this Section will be null and void and neither Parent nor any transfer agent of such Parent Common Shares will transfer upon the books of Parent any Parent Common Shares to any person unless such transfer or attempted transfer is permitted by this Agreement. Each Stockholder acknowledges that it has been advised of the promulgation of Rule 144 by the SEC under the Securities Act which permits only limited resales of securities purchased in private placements subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the issuer, the resale occurring not less than one (1) year after a party has purchased and paid for the security to be sold, the sale being through a broker in a "broker's transaction," and the number of shares being sold during any period not exceeding specified limitations. Each Stockholder acknowledges and understands that (i) Parent may not at a given time in the future be satisfying the current public information requirement of Rule 144 even if the one year minimum holding period has been satisfied; and (ii)although Rule 144 is not the exclusive means provided for the sale of the Parent Common Shares, the staff of the SEC has expressed its opinion that persons proposing to sell securities received in a private placement other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available. Each Stockholder further agrees that Parent may condition any transfer of the Parent Common Shares out of Stockholder's name only when any request for transfer is accompanied by an opinion of counsel reasonably acceptable in form and substance to Parent's counsel to the effect that the proposed transfer results in no violation of the Securities Act, or any other applicable securities laws. Each Stockholder agrees that a legend to this effect will be placed upon each certificate representing the Parent Common Shares. Each Stockholder further agrees that Parent may condition any transfer of the Parent Common Shares out of the Stockholder's name upon a determination, to the reasonable satisfaction of Parent and its counsel, that the proposed transfer results in no violation of the Securities Act or any other applicable securities laws and Parent will not unreasonably delay approval.

               (b) Each stock certificate Parent delivers to the Stockholders will be imprinted with legends substantially in the following form:

               THE SHARES THIS CERTIFICATE REPRESENTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT. SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SHARES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

               THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN CONNECTION WITH A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT APPLIES. THESE SHARES MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF SUCH RULE.

         Each holder desiring to transfer such shares first must furnish the issuer with (i) a written opinion reasonably satisfactory to the issuer in form and substance from counsel reasonably satisfactory to the issuer under the Securities Act and (ii) a written undertaking executed by the desired transferee satisfactory to the issuer in form and substance agreeing to be bound by the restrictions on transfer contained herein.

         2.15 Adjustment to Merger Consideration. The initial aggregate Merger Consideration contemplated by Section 2.7, (the "Initial Merger Consideration") will be adjusted as follows:

               (a) Adjustments to Initial Merger Consideration. The Initial Merger Consideration will be subject to the following adjustments (collectively, the "Initial Merger Consideration Adjustments") in the following manner:

                    (i) Adjusted Long-Term Liabilities. The aggregate Merger Consideration will be decreased (increased) by the amount by which the Adjusted Long-Term Liabilities exceed (are less than) $1,300,000.

                    (ii) Working Capital. The aggregate Merger Consideration will be increased (decreased) by the amount by which the Working Capital as of the Closing Date exceeds (is less than) a negative (deficit) $363,326.

               (b) Closing Date Adjustment. Seven calendar days prior to the expected Closing Date, the Company will deliver to Parent a written statement (the "Closing Statement") setting forth in detail its good faith calculation and estimate of the Initial Merger Consideration Adjustments as of the Closing Date (the "Closing Date Adjustment Amount"). The Initial Merger Consideration, as adjusted by the Closing Date Adjustment Amount, is referred to as the "Closing Date Adjusted Merger Consideration." Parent will pay the Closing Date Adjusted Merger Consideration at the Closing in accordance with Section 2.7(c).

               (c)  Definitive Merger Consideration Adjustment.

                    (i) As promptly as practicable after the Closing Date, but not later than forty-five (45) calendar days thereafter, Parent will deliver to the Stockholders a schedule setting forth in reasonable detail Parent's calculation of the Initial Merger Consideration Adjustments as of the Closing Date based on actual results (the "Post-Closing Estimated Adjustment Amount").

                    (ii) The Post-Closing Estimated Adjustment Amount will be subject to the Stockholders' review. In reviewing the Post-Closing Estimated Adjustment Amount, the Stockholders' will have the right to communicate with, and to review the work papers, schedules, memoranda and other documents Parent prepared or reviewed in determining the Post-Closing Estimated Adjustment Amount and thereafter will have access to all relevant books and records, all to the extent the Stockholders reasonably require to complete their review of Parent's calculation of the Post-Closing Estimated Adjustment Amount. Within ten calendar days after its receipt of Parent's calculation of the Post-Closing Estimated Adjustment Amount, the Stockholders will advise Parent whether, based on such review, they have any exceptions to such calculation. Unless the Stockholders deliver to Parent within such ten calendar day period a letter describing their exceptions to Parent's calculation of Post-Closing Estimated Adjustment Amount as set forth in the schedule Parent delivered under Section 2.15(c)(i), the Post-Closing Estimated Adjustment Amount will be conclusive and binding on Parent and the Stockholders. If the Stockholders submit a letter detailing any exceptions to the calculation of the Post-Closing Estimated Adjustment Amount, then (A) for fifteen days after the date Parent receives such letter, the Stockholders and Parent will use their commercially reasonable efforts to agree on the calculation of the Post-Closing Estimated Adjustment Amount and (B) lacking such agreement, the matter will be referred to an independent "Big 4" accounting firm chosen by Parent (other than KPMG LLP), who will determine the correct Post-Closing Estimated Adjustment Amount within thirty calendar days of such referral, which determination will be final and binding on Parent and the Stockholders for all purposes.
         The amount determined in accordance with this Section 2.15(c)(ii) is the "Conclusive Adjustment Amount." Satisfaction of the Conclusive Adjustment Amount by the applicable Party(ies) is due within ten calendar days of its final determination and will be paid in cash and Parent Common Shares in the same proportions as Cash and Parent Common Shares bear to one another in the Holdback Amount. Upon the exhaustion of the Holdback Amount, any remaining Conclusive Adjustment Amount will be paid in cash and Parent Common Shares in a ratio of 1:1 on a dollar for dollar basis.

                                   ARTICLE 3.
                   PARENT PARTY REPRESENTATIONS AND WARRANTIES

         Each Parent Party represents and warrants to the Company that the statements contained in this ARTICLE 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and, except as expressly provided in a representation or warranty, as though the Closing Date were substituted for the date of this Agreement throughout this ARTICLE 3).

         3.1 Entity Status. Each Parent Party is an entity duly formed or organized, validly existing and in good standing under the Laws of the jurisdiction of its formation or organization. Parent has the requisite power and authority to own or lease its properties and to carry on its business as currently conducted. The Parent Parties are each duly authorized to conduct their respective businesses and are in good standing under the laws of each jurisdiction where such qualification is required. There is no pending or Threatened Action (or basis therefor) for the dissolution, liquidation, insolvency, or rehabilitation of any Parent Party.

         3.2 Power and Authority; Enforceability. Each Parent Party has the organizational power and authority to execute and deliver each Transaction Document to which it is party, and to perform and consummate the Transactions. Each Parent Party has taken all action necessary to authorize the execution and delivery of each Transaction Document to which it is party, the performance of its obligations thereunder, and the consummation of the Transactions. Each Transaction Document to which a Parent Party is party has been duly authorized, executed and delivered by, and is Enforceable against, such Parent Party.

         3.3 No Violation. The execution and delivery of the Transaction Documents to which a Parent Party is party by such Parent Party and the performance and consummation of the Transactions by each Parent Party will not
(i) Breach any Law or Order to which such Parent Party is subject or any provision of its Organizational Documents; (ii) Breach any Contract, Order, or Permit to which such Parent Party is a party or by which it is bound or to which any of its assets is subject; (iii) require any Consent, except any SEC and other filings required to be made by either Parent Party.

         3.4 Brokers' Fees. No Parent Party has any Liability to pay any compensation to any broker, finder, or agent with respect to the Transactions for which any Stockholder could become directly or indirectly Liable.

         3.5 Merger Sub. Merger Sub has been formed for the sole purpose of effecting the Merger and, except as contemplated by this Agreement, Merger Sub has not conducted any business activities and does not have any material Liabilities.

         3.6   Capitalization.

               (a)  Parent's authorized capital stock consists of:
(i) 40,000,000 Parent Common Shares, of which 16,931,017 shares are issued and outstanding and no shares are held in treasury and (ii) 1,000,000 shares of preferred stock, of which no shares are issued and outstanding. All of the issued and outstanding Parent Common Shares (i) have been duly authorized, are validly issued, fully paid, and nonassessable, (ii) were issued in compliance with all applicable state and federal securities Laws, and (iii) were not issued in Breach of any Commitments.

               (b) Except as set forth above, (i) there are no shares of Parent's capital stock issued or outstanding and (ii) there are no outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character obligating Parent to issue any securities other than (x) outstanding warrants exercisable for 410,000 Parent Common Shares and (y) as of January 29, 2003, outstanding stock options exercisable for 2,314,167 Parent Common Shares.

               (c) The Parent Common Shares to be issued pursuant to this Agreement will be duly authorized, validly issued, fully paid, and nonassessable and will be issued in compliance with all applicable federal and state securities Laws.

         3.7 Parent's Financial Statements. Parent's financial statements, including the notes thereto, included in the Parent SEC Documents (the "Parent Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto) and present fairly Parent's consolidated financial position at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). Since the date of the most recent balance sheet included in the Parent Financial Statements, Parent has not effected any change in any method of accounting or accounting practice, except for any such change required because of a concurrent change in GAAP.
         3.8 Subsequent Events. Parent has made available to the Company all public filings and disclosures made with the SEC since December 31, 2002.

         3.9 Foreign Corrupt Practices Act Compliance. Each Parent Party has not, directly or indirectly, in connection with its business, made or agreed to make any payment to any Person connected with or related to any Governmental Body, except payments or contributions required or allowed by applicable Law. The internal accounting controls and procedures of the Company are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act.

         3.10  Parent Review.  Parent represents and warrants that:

               (a) It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company contemplated hereby, and is able to bear the economic risk of such investment indefinitely.

               (b) It has (i) had the opportunity to meet with representative officers and other representatives of the Company to discuss the Company's business, assets, liabilities, financial condition, cash flow, and operations, and (ii) received all materials, documents and other information that it deems necessary or advisable to evaluate the Company Shares and the Transactions.

               (c) It has made its own independent examination, investigation, analysis and evaluation of the Company, including Parent's own estimate of the value of the Company Shares.

               (d) It has undertaken such due diligence (including a review of the Company's assets, properties, liabilities, books, records, and contracts) as Parent deems adequate, including that described above.

         Nothing in Section 3.10 will preclude the Parent Parties from relying on the representations, warranties, covenants, and agreements of the Company and the Stockholders herein or from pursuing their remedies with respect to a Breach thereof.

         3.11 Representations Complete. Except as and to the extent set forth in this Agreement, no Parent Party makes any representations or warranties whatsoever (INCLUDING, ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS) to the Company or any Stockholder and each of them hereby disclaims all Liability and responsibility for any representation, warranty, statement, or information not included herein that was made, communicated, or furnished (orally or in writing) to the Company or any Stockholder or its representatives (including any opinion, information, projection, or advice that may have been or may be provided to the Company or any Stockholder by any director, officer, employee, agent, consultant, or representative of any Parent Party or Affiliate thereof).

                                   ARTICLE 4.
                         REPRESENTATIONS AND WARRANTIES
                             CONCERNING THE COMPANY

         The Company and each Stockholder represents and warrants to Parent that the statements contained in this ARTICLE 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and, except as expressly provided in a representation or warranty, as though the Closing Date were substituted for the date of this Agreement throughout this ARTICLE 4), except as set forth in the Schedules the Company has delivered to Parent on the date hereof.

         4.1 Entity Status. The Company is a corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its organization. The Company is duly authorized to conduct its business and is in good standing under the laws of each jurisdiction where such qualification is required. The Company has the requisite power and authority necessary to own or lease its properties and to carry on its businesses as currently conducted and any businesses in which it currently proposes to engage. Schedule 4.1 lists the Company's directors and officers. The Company has delivered to Parent correct and complete copies of the Company's Organizational Documents, as amended to date. The Company is not in Breach of any provision of its Organizational Documents. There is no pending or Threatened Action (or Basis therefor) for the dissolution, liquidation, insolvency, or rehabilitation of the Company.

         4.2 Power and Authority; Enforceability. The Company has the relevant entity power and authority necessary to execute and deliver each Transaction Document to which it is a party and to perform and consummate the Transactions. The Company has taken all action necessary to authorize the execution and delivery of each Transaction Document to which it is a party, the performance of the Company's obligations thereunder, and the consummation of the Transactions. Each Transaction Document to which the Company is party has been duly authorized, executed, and delivered by, and is Enforceable against, the Company. Each Stockholder has the necessary power and authority to execute and deliver each Transaction Document to which it is a party and to perform and consummate the Transactions. Each Transaction Document to which a Stockholder is a party has been duly authorized, executed and delivered by, and is Enforceable against, such Stockholder.

         4.3 No Violation. Except as listed on Schedule 4.3, the execution and the delivery of the applicable Transaction Documents by the Company and the performance of its obligations hereunder and thereunder, and consummation of the Transactions by the Company will not (a) Breach any Law or Order to which the Company is subject or any provision of the Organizational Documents of the Company; (b) Breach any Contract, Order, or Permit to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Encumbrance upon any of its assets); (c) require any Consent, except any notifications or filings to the relevant state or federal regulatory agencies; (d) trigger any rights of first refusal, preferential purchase, or similar rights; or (e) cause the recognition of gain or loss for Tax purposes with respect to the Company or subject the Company or its assets to any Tax.

         4.4   Brokers'  Fees.  The Company does not have any Liability to pay
any  compensation  to  any  broker,   finder,  or  agent  with  respect  to  the
Transactions.

         4.5   Capitalization; Shares and Stockholder Information.

               (a) Capitalization. The Company's authorized Equity Interests consist of 100,000 Company Shares. Exhibit G sets forth the number of shares of each Equity Interest that are issued and outstanding and the number of shares of each Equity Interest that are held in treasury. All of the issued and outstanding Company Shares: (1) have been duly authorized and are validly issued, fully paid, and nonassessable, (2) were issued in compliance with all applicable state and federal securities Laws, (3) were not issued in Breach of any Commitments, and (4) as of the date hereof are held of record and owned beneficially by the Stockholders as set forth in Exhibit G. The Company has no Commitments outstanding and has no obligation to issue any Commitments.

               (b) Shares and Stockholder Information. As of the date hereof, each Stockholder holds of record and owns beneficially the number of Company Shares as set forth next to such Stockholder's name in Exhibit G, free and clear of any Encumbrances (other than any restrictions under the Securities Act and state securities Laws). With respect to each Stockholder, Exhibit G also sets forth the address, state of residence and federal tax identification number (or social security number, as applicable) of such Stockholder as of the date hereof. Except as set forth on Schedule 4.5(b), no Stockholder is a party to any
(i) Contract that could require such Stockholder to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement) or (ii) other Contract with respect to any Equity Interests of the Company.

         4.6 Records. The copies of the Company's Organizational Documents that were provided to Parent are accurate and complete and reflect all amendments made through the date hereof. The Company's minute books and other records made available to Parent for review were correct and complete as of the date of such review, no further entries have been made through the date of this Agreement, such minute books and records contain the true signatures of the persons purporting to have signed them, and such minute books and records contain an accurate record of all actions of the stockholders, directors, members, managers, or other such representatives of the Company taken by written consent, at a meeting, or otherwise since formation.

         4.7 Subsidiaries. The Company does not own or control, directly or indirectly, any interest in any other corporation, association, or other business entity, nor is the Company a participant in any joint venture, partnership, or similar arrangement.

         4.8 Financial Statements. Set forth on Schedule 4.8 are the following financial statements (collectively the "Financial Statements"):

               (a) compiled balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1999, 2000, and 2001, (the "Most Recent Year End") for the Company; and

               (b) an unaudited balance sheet and statements of income, changes in stockholders' equity, and cash flow (the "Interim Financial Statements") as of and for the twelve months ended December 31, 2002 (the "Balance Sheet Date") for the Company.

         Except as set forth on Schedule 4.8, the Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods, are correct and complete, and are consistent with the books and records of the Company; provided, however, that the Interim Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items. Since the Balance Sheet Date the Company has not effected any change in any method of accounting or accounting practice, except for any such change required because of a concurrent change in GAAP.

         4.9 Subsequent Events. Except as set forth in Schedule 4.9, since the Balance Sheet Date the Company has operated in the Ordinary Course of Business and, as of the date hereof, there have been no events, series of events or the lack of occurrence thereof which, singularly or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company. Without limiting the foregoing and except as set forth in Schedule 4.9, since that date, none of the following have occurred:

               (a) The Company has not sold, leased, transferred, or assigned any assets other than for a fair consideration in the Ordinary Course of Business and sales of assets not exceeding $20,000 singularly or $50,000 in the aggregate.

               (b) The Company has not entered into any Contract (or series of related Contracts) either involving more than $10,000 or outside the Ordinary Course of Business.

               (c) No Encumbrance has been imposed upon any assets of the Company.

               (d) The Company has not made any capital expenditure (or series of related capital expenditures) involving more than $20,000 individually, $50,000 in the aggregate, or outside the Ordinary Course of Business.

               (e) The Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person involving more than $10,000 singularly, $50,000 in the aggregate, or outside the Ordinary Course of Business.

               (f) The Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any Liability for borrowed
money  or  capitalized   lease  Contract  either  involving  more  than  $10,000
individually or $50,000 in the aggregate.

               (g) The Company has not delayed or postponed the payment of accounts payable or other Liabilities.

               (h) The Company has not canceled, compromised, waived, or released any Action (or series of related Actions).

               (i) The Company has not granted any Contracts or any rights under or with respect to any Intellectual Property.

               (j) There has been no change made or authorized to be made to the Organizational Documents of the Company.

               (k) The Company has not issued, sold, or otherwise disposed of any of its Equity Interests.

               (l) The Company has not declared, set aside, or paid any dividend or made any distribution with respect to its Equity Interests (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its Equity Interests.

               (m) The Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its properties.

               (n) The Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, or employees.

               (o) The Company has not entered into any employment, collective bargaining, or similar Contract or modified the terms of any existing such Contract.

               (p) The Company has not committed to pay any bonus or granted any increase in the base compensation of any director or officer, or an employee.

               (q) The Company has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or similar Contract for the benefit of any of its directors, officers, or employees (or taken any such action with respect to any other Employee Benefit Plan).

               (r) The Company has not made any other change in employment terms for any officer or employee thereof.

               (s) The Company has not made or pledged to make any charitable or other capital contribution either involving more than $1,000 (individually or in the aggregate) or outside the Ordinary Course of Business.

               (t) There has not been any other occurrence, event, incident, action, failure to act, or transaction with respect to the Company either involving more than $20,000 (individually or in the aggregate) or outside the Ordinary Course of Business.

               (u)  The Company has not committed to any of the foregoing.

         4.10 Liabilities. The Company does not have any Liability (and there is no basis for any present or future Action or Order against the Company giving rise to any Liability), except for (a) Liabilities quantified on the face of the Interim Financial Statements (rather than in any notes thereto) and not heretofore paid or discharged, and (b) Liabilities that have arisen after the Balance Sheet Date in the Ordinary Course of Business which, individually or in the aggregate, are not material and other than obligations not yet due or required by GAAP to be included in the Company's financial statements, are of the same character and nature as the Liabilities quantified on the face of the Interim Financial Statements (rather than any notes thereto) none of which results from or relates to any Breach of Contract, Breach of warranty, tort, infringement, or Breach of Law, or arose out of any Action or Order.

         4.11 Legal Compliance. The Company has complied with all applicable Laws, and no Action is pending or Threatened (and there is no basis therefor) against it alleging any failure to so comply. No material expenditures are, or based on applicable Law, will be required of the Company for it and its business and operations to remain in compliance with applicable Law.

         4.12 Tax Matters. The Company has filed all Tax Returns that it was required to file. All such Tax Returns were accurate, correct and complete in all respects and accurately reflect the facts regarding the income, business, assets, operations, activities, status, or other matters of the Company or any other information required to be shown thereon. All Taxes the Company owes (whether or not shown on any Tax Return) have been paid. No Action has ever been initiated or Threatened by a Governmental Body in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to Taxation by that jurisdiction. There are no Encumbrances on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

               (a) The Company and any predecessor has been a validly electing S corporation within the meaning of Code Section 1361 and 1362 at all times during its existence and the Company will be an S corporation up to and including the Closing Date

               (b) Schedule 4.12(j) identifies every subsidiary of the Company that is a "qualified subchapter S subsidiary" within the meaning of Code Section 1361(b)(3)(B). Each subsidiary so identified has been a qualified subchapter S subsidiary at all times since the date shown on such schedule up to and including the Closing Date.

               (c)  The Company would not be liable for any Tax under Code
Section 1374 if its assets (or the assets of any qualified subchapter S subsidiary) were sold for their fair market value as of the Closing Date. Neither the Company nor any qualified subchapter S subsidiary of the Company has, in the past ten years (A) acquired assets from another corporation in a transaction in which the Company's Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (B) acquired the stock of any corporation which is a qualified subchapter S subsidiary.

               (d) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owed to any employee, independent contractor, creditor, holder of its Equity Interests, or other third party.

               (e) There is no Threatened assessment of, or any basis for, any additional Taxes for any period for which Tax Returns have been filed. No Action concerning any Tax Liability of the Company exists or has ever been claimed or raised, or to the Knowledge of the Company may be claimed or raised. Schedule 4.12(c) lists all Tax Returns filed with respect to the Company for taxable periods on or after December 31, 1998, and indicates those Tax Returns that have been audited. The applicable statute of limitations for the assessment of Taxes for taxable periods ending before December 31, 1998 has expired. The Company has delivered to Parent correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since December 31, 1998.

               (f) The Company has not requested any extension of time within which to file any Tax Return in respect of any taxable year which has not since been filed and has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

               (g) The Company is not required to include in income any adjustment pursuant to Code Section 481(a) of the Code, by reason of any voluntary or involuntary change in accounting method (nor has any taxing authority proposed in writing any such adjustment or change in accounting method).

               (h) The reserves for Taxes (determined in accordance with GAAP) reflected in the most recent financial statements of the Company is adequate in accordance with GAAP for the payment of all Taxes incurred or which may be incurred by the Company through the Closing Date.

               (i) The Company is not party to any agreement, plan, Contract or arrangement that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

               (j)  The Company has not filed a consent under Code
Section 341(f) concerning collapsible corporations.

               (k) The Company has disclosed on its Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662(d) of the Code are adequately disclosed on the Tax Returns in accordance with Section 6662(d)(2) of the Code and the Company reasonably believes that the tax treatment of such item was more likely than not to be the proper treatment.

               (l) The Company is not a party to any Tax allocation or sharing Contract.

               (m) Schedule 4.12(m) sets forth the following information with respect to the Company as of the most recent practicable date: (i) the basis of the Company in its assets; (ii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign Tax, or excess charitable contribution allocable to the Company; and (iii) all material elections with respect to Taxes affecting the Company.

         4.13 Title to and Condition of Assets. The Company has good and marketable title to, or a valid leasehold interest in, all buildings, machinery, equipment, and other tangible assets (a) located on their premises, shown on the Interim Financial Statements, or acquired after the Balance Sheet Date and (b) used in the conduct of its business as currently conducted in each case free and clear of all Encumbrances except those permitted Encumbrances set forth on
Schedule 4.13, except for properties and assets disposed of in the Ordinary Course of Business since the Balance Sheet Date. Each such tangible asset has been maintained in accordance with normal industry practice, is in good operating condition (subject to normal wear and tear), and is suitable for the purposes for which it is currently used.

         4.14  Real Property. The Company does not own any real property.
Schedule 4.14 lists all real property the Company leases. Schedule 4.14 contains an accurate and complete list of all leases and other Contracts in respect of real property the Company leases, accurate and complete copies of which have been delivered to Parent. Except as set forth on Schedule 4.14, all of such leases and Contracts included on Schedule 4.14 are Enforceable against the Company to which they apply, and, to the Company's Knowledge, the applicable counter-parties.

         4.15 Intellectual Property. Except as set forth in Schedule 4.15, the Company owns, or possesses adequate rights to use, all Intellectual Property used in its business as currently conducted. No Consent of any Person is required for the Company's interest in such Intellectual Property to continue to be Enforceable by the Surviving Corporation following the Transactions. The Company's use of such Intellectual Property in its business as currently conducted (and the operation of its business) does not infringe upon any rights any other Person owns or holds.

         4.16 Inventory. The Company's inventory whether reflected on the Financial Statements or not, consists of raw materials and supplies, manufactured and processed parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and, except as has been written down on the face of the Interim Balance Sheet (rather than the notes thereto), none of which is slow-moving (inventory turnover of greater than twelve months), obsolete, damaged, or defective. Any inventory that has been written down has either been written off or written down to its net realizable value. Except as set forth on Schedule 4.16, there has been no change in inventory valuation standards or methods with respect to the inventory in the prior three years. The quantities of any kind of inventory are reasonable in the current (and the currently foreseeable) circumstances of the Company. The Company does not hold any items of inventory on consignment from other Persons and no other Person holds any items of inventory on consignment from the Company.

         4.17  Contracts. Except as otherwise disclosed in Schedules 4.14, 4.15,
4.20 and 4.25, Schedule 4.17 lists the following Contracts to which the Company is a party:

               (a) Any Contract (or group of related Contracts) for the lease of personal property to or from any Person providing for lease payments in excess of $5,000 per annum.

               (b) Any Contract (or group of related Contracts) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to the Company, or involve consideration in excess of $10,000.

               (c) Any Contract concerning a limited liability company, partnership, joint venture, or similar arrangement.

               (d) Any Contract (or group of related Contracts) under which the Company has created, incurred, assumed, or guaranteed any Liability for borrowed money or any capitalized lease in excess of $5,000, or under which the Contract has imposed or the Company has suffered to exist an Encumbrance on any of its assets.

               (e)  Any Contract concerning confidentiality or noncompetition.

               (f) Any Contract with any Stockholder or any Affiliates of any Stockholder.

               (g) Any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other similar Contract for the benefit of its current or former directors, officers, and employees.

               (h)  Any collective bargaining Contract.

               (i) Any Contract for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $20,000 or providing severance benefits.

               (j) Any Contract under which it has advanced or loaned any amount to any of its directors or officers or any Stockholder or, outside the Ordinary Course of Business, to its employees that are not Stockholders or Affiliates of any Stockholder.

               (k) Any other Contract (or group of related Contracts) the performance of which involves receipt or payment of consideration in excess of $5,000.

         The Company has delivered to Parent a correct and complete copy of each written Contract (as amended to date) listed in Schedule 4.17 and a written summary setting forth the terms and conditions of each oral Contract referred to in Schedule 4.17. With respect to each such Contract:

                    (i)  the Contract is Enforceable;

                    (ii) the Contract will continue to be Enforceable on identical terms following the consummation of the Transactions;

                    (iii)the Company (and to its Knowledge, any counter-party) is not in Breach of such Contract, and no event has occurred that with notice or lapse of time would constitute a Breach under the Contract

                    (iv) the Company has not waived any Breach by any counter party to such Contract; and

                    (v) no party to the Contract has repudiated any provision thereof.

         4.18 Receivables. All of the Receivables are Enforceable, represent bona fide transactions, and arose in the Ordinary Course of Business of the Company, and are reflected properly in their books and records. All of the Receivables are good and collectible receivables, are current, and will be collected in accordance with past practice and the terms of such Receivables (and in any event within six months following the Closing Date), without set off or counterclaims. No customer or supplier of the Company has any basis to believe that it has or would be entitled to any payment terms other than terms in the Ordinary Course of Business, including any prior course of conduct.

         4.19 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company.

         4.20  Insurance. Schedule 4.20 contains accurate and complete,
(i) lists of all insurance policies currently carried by the Company, (ii) lists of all insurance loss runs or workers' compensation claims received for the past three policy years, and (iii) copies of all insurance policies currently in effect. Such insurance policies evidence all of the insurance that the Company is required to carry pursuant to its Contracts and Law. Such insurance policies are currently in full force and effect and will remain in full force and effect through their current terms. Except as set forth on Schedule 4.20, during the previous two years, no insurance that the Company has ever carried has been canceled nor has any such cancellation been Threatened. Except as set forth on
Schedule 4.20, during the previous two years, the Company has never been denied coverage nor has any such denial been Threatened.

         4.21 Litigation. Schedule 4.21 sets forth each instance in which the Company (a) is subject to any outstanding Order or (b) is a party, the subject of, or, to the Company's Knowledge, is Threatened to be made a party or the subject of any Action. No Action required to be set forth in Schedule 4.21 questions the Enforceability of this Agreement or the Transactions, or could result in any Material Adverse Change with respect to the Company, and the Company has no basis to believe that any such Action may be brought against the Company.

         4.22 Product Warranty. Each product the Company has designed, manufactured, sold, leased, or delivered has been in conformity with all applicable Law, Contracts, and all express and implied warranties, and the Company has no Liability (and there is no basis for any present or future Action against it giving rise to any Liability) for replacement or repair thereof or other Damages in connection therewith. No product designed, manufactured, sold, leased, or delivered by the Company is subject to any guaranty, warranty, or other indemnity or similar Liability beyond the applicable standard terms and conditions of sale or lease. Schedule 4.22 includes copies of the standard terms and conditions of sale or lease for the Company (containing applicable guaranty, warranty, and similar Liability indemnity provisions).

         4.23 Product Liability. The Company has no Liability (and there is no basis for any present or future Action against it giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product designed, manufactured, sold, leased, or delivered by the Company. 4.24 Labor; Employees. To the Company's Knowledge, no executive, key employee, or group of employees has any plans to terminate employment with the Company. The Company is not a party to or bound by any collective bargaining Contract, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Company has not committed any unfair labor practice (as determined under any Law). To the Company's Knowledge, there is no organizational effort currently being made or Threatened by or on behalf of any labor union with respect to any the Company's employees. The Company owes no severance benefits, whether contingent or otherwise, other than those severance obligations owed to pursuant to those employment agreements set forth on Schedule 4.24.

         4.25 Employee Benefits. Schedule 4.25 lists each non-qualified deferred compensation plan, qualified defined contribution retirement plan, qualified defined benefit retirement plan or other material fringe benefit plan or program that the Company maintains or to which the Company contributes. With respect to any employee benefit plan, within the meaning of Section 3(3) of ERISA, which is subject to ERISA and which is sponsored, maintained or contributed to, or has been sponsored, maintained or contributed to within six years prior to the Closing Date, by the Company or any ERISA Affiliate, (a) no withdrawal Liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal Liability has not been satisfied, (b) no Liability to the PBGC has been incurred by the Company or any ERISA Affiliate, which Liability has not been satisfied, (c) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, and (d) all contributions (including installments) to such plan required by Section 302 of ERISA and Section 412 of the Code have been timely made. With respect to any kind of employee benefit plan, such plan has been funded and been maintained in compliance with all Laws applicable thereto and the requirements of such plan's governing documents.

         4.26  Environmental, Health, and Safety Matters.

               (a) The Company has complied and is in compliance with all Environmental, Health, and Safety Requirements.

               (b) The Company has obtained, has complied with, and is in compliance with all Permits that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business. A list of all such Permits is set forth in Schedule 4.26(b). Except as set forth in Schedule 4.26(b), such Permits are in full force and effect, free from Breach, and the Transactions will not adversely affect them.

               (c) The Company has not received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements or any Liabilities, including any investigatory, remedial, or corrective Liabilities, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

               (d) Except as listed on Schedule 4.26(d), none of the following exists at any property or facility currently or previously owned or operated (whether by fee interest, leasehold interest, or otherwise) by the Company: (i) under or above-ground storage tanks, (ii) asbestos containing material in any form or condition, (iii) materials or equipment containing polychlorinated biphenyls, or (iv) landfills, surface impoundments, or disposal areas.

               (e) The Company has not treated, recycled, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or Released any substance, including any Hazardous Materials, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to any Damages, including any Damages for response costs, corrective action costs, personal injury, property damage, or natural resources damages, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Solid Waste Disposal Act, as amended, or any other Environmental, Health, and Safety Requirements. For this section "Hazardous Materials" means any substance, pollutant, contaminant, material, or waste, or combination thereof, whether solid, liquid, or gaseous in nature, subject to regulation, investigation, control, or remediation under any Environmental, Health, and Safety Requirement, including the Comprehensive Environmental Response, Compensation and Liability Act, the Solid Waste Disposal Act, and the Resource Conservation and Recovery Act.

               (f) The Transactions will not result in any Liabilities for site investigation or cleanup, or require the Consent of any Person, pursuant to any Environmental, Health, and Safety Requirements including any so-called "transaction-triggered" or "responsible property transfer" requirements.

               (g)  The Company has not, either expressly or by operation of
Law,  assumed  or  undertaken  any  Liability,   including  any  obligation  for
corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

               (h) No facts, events or conditions relating to the past or present facilities, properties or operations of the Company will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any Damages or any other Liabilities under Environmental, Health, and Safety Requirements.

         4.27  Customers and Suppliers. Schedule 4.27 lists the Company's
(a) twenty largest customers in terms of sales during (i) the 12 month period ended as of the Most Recent Year End and (ii) the twelve month period ended as of the Balance Sheet Date and states the approximate total sales by the Company to each such customer during such periods, respectively and (b) ten largest suppliers during the 12 month period ended as of the Most Recent Year End and the twelve month period ended as of the Balance Sheet Date. Except as set forth in Schedule 4.27, the Company has not received notice of termination or an intention to terminate the relationship with the Company from any customer or supplier.

         4.28 Permits. The Company possesses all Permits required to be obtained for its businesses and operations. Schedule 4.28 sets forth a list of all such Permits. Except as set forth in Schedule 4.28, with respect to each such Permit:

               (a)  it is valid, subsisting and in full force and effect;

               (b) there are no violations of such Permit that would result in a termination of such Permit; and

               (c) the Company has not received notice that such Permit will not be renewed; and

               (d) the Transactions will not adversely affect the validity of such Permit or cause a cancellation of or otherwise adversely affect such Permit.

         4.29 Foreign Corrupt Practices Act Compliance. The Company has not, directly or indirectly, in connection with its business, made or agreed to make any payment to any Person connected with or related to any Governmental Body, except payments or contributions required or allowed by applicable Law. The internal accounting controls and procedures of the Company are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act.

         4.30 Certain Business Relationships with the Company. Except as set forth on Schedule 4.30, no Stockholder or any of its Affiliates has been involved in any business arrangement or relationship with the Company within the past twelve months, and no Stockholder or any of its Affiliates owns any asset that is used in the Company's business.

         4.31 Accuracy of Information Furnished. No representation, statement, or information contained in this Agreement (including the Schedules) or any Contract or document executed in connection herewith or delivered pursuant hereto or thereto or made available or furnished to Parent or its representatives by the Company contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary to make the information contained therein not misleading. The Company has provided Parent with correct and complete copies of all documents listed or described in the Schedules.

         4.32 Company Review. Because the Company's Board of Directors and the Stockholders have approved of this Agreement and the Merger and the application of the provisions of the applicable Corporate Law, each Stockholder represents and warrants for the benefit of the Parent Parties that:

               (a) He or she has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the Stockholders' investment in the Parent Common Shares contemplated hereby, and that the Stockholders are able to bear the economic risk of such investment indefinitely.

               (b) He or she has (i) had the opportunity to meet with representative officers and other representatives of Parent to discuss its business, assets, liabilities, financial condition, cash flow, and operations, and (ii) received all materials, documents and other information that he or she deems necessary or advisable to evaluate the Parent Common Shares and the Transactions.

               (c) He or she has made his or her own independent examination, investigation, analysis and evaluation of the Parent Common Shares, including his or her own estimate of the value of the Parent Common Shares.

         Nothing in Section 4.32 will preclude the Stockholders from relying on the representations, warranties, covenants, and agreements of the Parent Parties herein or from pursuing their remedies with respect to a Breach thereof.

         4.33 Representations Complete. Except as and to the extent set forth in this Agreement, neither the Company nor any Stockholder makes any representations or warranties whatsoever (INCLUDING, ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS) to any Parent Party and each of them hereby disclaims all Liability and responsibility for any representation, warranty, statement, or information not included herein that was made, communicated, or furnished (orally or in writing) to any Parent Party or its representatives (including any opinion, information, projection, or advice that may have been or may be provided to any Parent Party by any director, officer, employee, agent, consultant, or representative of the Company or Stockholders).

                                   ARTICLE 5.
                              PRE-CLOSING COVENANTS

         The Parties agree as follows with respect to the period between the execution of this Agreement and the earlier of the Closing and the Termination
Date:

         5.1 General. Each Party will use its Best Efforts to take all actions and to do all things necessary, proper, or advisable to consummate, make effective, and comply with all of the terms of this Agreement and the Transactions applicable to it (including satisfaction, but not waiver, of the Closing conditions for which it is responsible or otherwise in control, as set forth in ARTICLE 6).

         5.2   Notices and Consents.

               (a) The Company will give any notices to third parties, and will use its Best Efforts to obtain any third party Consents listed on Schedule 4.3. The Company will give any notices to, make any filings with, and use its Best Efforts to obtain any Consents of Governmental Bodies, if any, required pursuant to any applicable Law in connection with the Transactions including in connection with the matters referred to in Section 4.3.

         (b) Each Parent Party will give any notices to third parties, and will use its Best Efforts to obtain any third party Consents required in connection with Section 3.3. Each Parent Party will give any notices to, make any filings with, and use its Best Efforts to obtain any Consents of Governmental Bodies, if any, required pursuant to any applicable Law in connection with the Transactions including in connection with the matters referred to in Section 3.3.

         (c) Each Party will cooperate and use its Best Efforts to agree jointly on a method to overcome any objections by any Governmental Body to the Transactions.

         (d) Nothing in this Section 5.2 will require that (i) Parent or its Affiliates divest, sell, or hold separately any of its assets or properties, or
(ii) Parent, its Affiliates, or the Company (the determination with respect to which Parent will make) take any actions that could affect the normal and regular operations of Parent, its Affiliates, or the Company after the Closing.

         5.3 Operation of Business. The Company will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business or engage in any practice, take any action, or enter into any transaction of the sort described in Section 4.9. Subject to compliance with applicable Law, from the date hereof until the earlier to occur of the Closing or the Termination Date, the Company will confer on a regular and frequent basis with one or more representatives of Parent to report on operational matters and the general status of the Company's ongoing business, operations and finances and will promptly provide to Parent or its representatives copies of all material filings they make with any Governmental Body during such period.

         5.4 Preservation of Business. The Company will use commercially reasonable efforts to keep its business and properties substantially intact, including its present operations, physical facilities, and working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

         5.5 Full Access. The Company will permit representatives of Parent (including financing providers) to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, to all premises, properties, personnel, books, records, Contracts, and documents pertaining to the Company and will furnish copies of all such books, records, Contracts, and documents and all financial, operating and other data, and other information as Parent may reasonably request; provided, however, that no investigation pursuant to this Section 5.5 will affect any representations or warranties made herein or the conditions to the Parties' obligations to consummate the Transactions.

         5.6 Notice of Developments. The Company will give prompt written notice to Parent of any development occurring after the date of this Agreement which causes or reasonably could be expected to cause a Breach of any of the representations and warranties in ARTICLE 4. Parent will give prompt written notice to the Company of any development occurring after the date of this Agreement which causes or reasonably could be expected to cause a Breach of any of the representations and warranties in ARTICLE 3. Except as set forth in
Section  8.2(a) or Section  8.3(a),  no disclosure by any Party pursuant to this
Section 5.6 will be deemed to amend or supplement the Schedules or to prevent or cure any misrepresentation or Breach of any representation, warranty, or covenant.

         5.7 Confidentiality; Publicity. Except as may be required by Law, stock exchange or regulation or as otherwise expressly contemplated herein, no Party or their respective Affiliates, employees, agents and representatives will disclose to any Person the existence of this Agreement, the subject matter or terms hereof or any Confidential Information concerning the business or affairs of any other Party that it may have acquired from such Party in the course of pursuing the Transactions without the prior written consent of the Company or Parent, as the case may be; provided, however, any Party may disclose any such Confidential Information as follows: (a) to such Party's Affiliates and its or its Affiliates' employees, lenders, counsel, or accountants, the actions for which the applicable Party will be responsible; (b) to comply with any applicable Law or Order, provided that prior to making any such disclosure the Party making the disclosure notifies the other Party of any Action of which it is aware which may result in disclosure and uses its Best Efforts to limit or prevent such disclosure; (c) to the extent that the Confidential Information is or becomes generally available to the public through no fault of the Party or its Affiliates making such disclosure; (d) to the extent that the same information is in the possession (on a non-confidential basis) of the Party making such disclosure prior to receipt of such Confidential Information; (e) to the extent that the Party that received the Confidential Information independently develops the same information without in any way relying on any Confidential Information; or (f) to the extent that the same information becomes available to the Party making such disclosure on a nonconfidential basis from a source other than a Party or its Affiliates, which source, to the disclosing Party's Knowledge, is not prohibited from disclosing such information by a legal, contractual, or fiduciary obligation to the other Party. Upon the execution of this Agreement, Parent may make such public disclosure of the existence of this Agreement, the principal economic terms thereof, and the status with respect to achieving the Closing as it desires. Neither the Company nor any of its Affiliates will issue any press release or other public announcement related to this Agreement or the Transactions without Parent's prior written approval.

         5.8 Affiliated Transactions. Except as disclosed on Schedule 5.8, the Company will cause all Contracts and transactions by and between any Stockholder or any Affiliate of any Stockholder, on the one hand, and the Company, on the other hand, including any Contract providing any Person with registration rights with respect to any of the Company Shares to be terminated effective as of the Closing, without any cost or continuing obligation to the Company or Parent, and will deliver to Parent evidence of such terminations that is reasonably acceptable to Parent.

         5.9 Charges, Fees, and Prepayment Obligations. The Company will, prior to the Closing, take such steps as are reasonably necessary to ensure that
(a) no sums are owed or payable by the Company to any Person in the nature of a transfer charge or processing fee with respect to any Contracts of the Company, and (b) no sums are owed or payable as a prepayment penalty if Parent or the Company elect to repay any Liability of the Company that is outstanding as of the Closing Date.

         5.10 Repayment of Certain Notes Receivable from Stockholders. At or prior to the Closing, the Company will cause each Stockholder and any Affiliate thereof to satisfy, pay in full or discharge all Liabilities they may have to the Company, including the notes receivable described on Schedule 5.10. The Company will provide evidence to Parent of such repayment, discharge, or forgiveness in form and substance reasonably acceptable to Parent.

         5.11 Discharge of Certain Notes Payable to Stockholders. At or prior to the Closing, the Company will cause the Company to satisfy, pay in full or discharge all Liabilities it may have to any Stockholders (or their Affiliates), including the notes payable described on Schedule 5.11. The Company will provide evidence to Parent of such repayment, discharge, or forgiveness in form and substance reasonably acceptable to Parent.

         5.12 Site Inspections. Subject to compliance with applicable Law and applicable Environmental, Health, and Safety Requirements, Parent may undertake (at Parent's sole cost and expense) an environmental assessment or assessments of the operations, business and/or properties of the Company. Such assessment may include a review of Permits, files, and records, as well as visual and physical inspections and testing. The Company will cooperate in good faith with Parent's effort to conduct such an assessment.

                                   ARTICLE 6.
                               CLOSING CONDITIONS

         6.1 Conditions Precedent to Obligation of the Parent Parties. The Parent Parties' obligation to effect the Merger and consummate the other Transactions contemplated to occur in connection with the Closing and thereafter is subject to the satisfaction of each condition precedent listed below. Unless expressly waived pursuant to this Agreement, no representation, warranty, covenant, right, or remedy available to a Parent Party in connection with the Transactions will be deemed waived by any of the following actions or inactions by or on behalf of a Parent Party (regardless of whether the Company is given notice of any such matter): (i) consummation by the Parent Parties of the Transactions, (ii) any inspection or investigation, if any, of the Company,
(iii) the awareness of any fact or matter acquired (or capable or reasonably capable of being acquired) with respect to the Company, or (iv) any other action, in each case at any time, whether before, on, or after the Closing Date.

               (a) Accuracy of Representations and Warranties. Each representation and warranty set forth in ARTICLE 4 must have been accurate and complete as of the Closing Date, as if made on the Closing Date, without giving effect to any supplements to the Schedules.

               (b) Compliance with Obligations. The Company must have performed and complied with all of its covenants to be performed or complied with at or prior to Closing (singularly and in the aggregate) in all material respects.

               (c) No Material Adverse Change or Destruction of Property. Since the date hereof there must have been no event, series of events or the lack of occurrence thereof which, singularly or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company. Without limiting the foregoing, (i) there must have been no Material Adverse Change to the Company,
(ii) there must not have been any action or inaction by a Governmental Body, arbitrator, or mediator which could reasonably be expected to cause a Material Adverse Change to the Company, and (iii) there must not have been any fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which event could reasonably be expected to have a Material Adverse Effect on the Company.

               (d) No Adverse Litigation. There must not be pending or Threatened any Action by or before any Governmental Body, arbitrator, or mediator which will seek to restrain, prohibit, invalidate, or collect Damages arising out of the Transactions, or which, in the reasonable judgment of Parent, makes it inadvisable to proceed with the Transactions.

               (e) Consents. The Company and Parent must have received Consents to the Transactions and waivers of rights to terminate or modify any rights or obligations of the Company from any Person (i) from whom such Consent is required, or (ii) who as a result of the Transactions, would have such rights to terminate or modify such Contracts, either by their terms or as a matter of Law.

               (f) Liabilities. Prior to the Closing, the Company must have obtained and delivered to Parent full satisfactions or releases of all Liabilities due to or from the Company which are due to be satisfied or released under this Agreement to or on behalf of (i) any Affiliate of the Company or (ii) any Stockholder or any Affiliate of any Stockholder.

               (g) Legal Opinion. The Company must have delivered to Parent an opinion of the outside counsel listed in Section 10.5, in form and substance as set forth in Exhibit H, addressed to Parent and dated as of the Closing Date.

               (h) Dissenting Shares. The holders of no more than 0% of the Company Shares (calculated on a fully converted basis) may have exercised their right to dissent from the Merger under the applicable Corporate Law.

         6.2 Conditions Precedent to Obligation of the Company. The Company's obligation to effect the Merger and consummate the other Transactions contemplated to occur in connection with the Closing and thereafter is subject to the satisfaction of each condition precedent listed below. Unless expressly waived pursuant to this Agreement, no representation, warranty, covenant, right, or remedy available to any Stockholder in connection with the Transactions will be deemed waived by any of the following actions or inactions by or on behalf of any Stockholder or the Company (regardless of whether Parent is given notice of any such matter): (i) consummation by the Company of the Transactions, (ii) any inspection or investigation, if any, of Parent, (iii) the awareness of any fact or matter acquired (or capable or reasonably capable of being acquired) with respect to Parent, or (iv) any other action, in each case at any time, whether before, on, or after the Closing Date.

               (a) Accuracy of Representations and Warranties. Each representation and warranty set forth in ARTICLE 3 must have been accurate and complete as of the Closing Date, as if made on the Closing Date.

               (b) Compliance with Obligations. Each Parent Party must have performed and complied with all its covenants and obligations required by this Agreement to be performed or complied with at or prior to Closing (singularly and in the aggregate) in all material respects.

               (c) No Order or Injunction. There must not be issued and in effect any Order restraining or prohibiting the Transactions.

                                   ARTICLE 7.
                                   TERMINATION

         7.1 Termination of Agreement. The Parties may terminate this Agreement as provided below:

               (a) Parent and the Company may terminate this Agreement as to all Parties by mutual written consent at any time prior to the Closing.

               (b) Parent or the Company may terminate this Agreement upon delivery of notice if the Closing has not occurred prior to the Expiration Date, provided that the Party delivering such notice will not have caused such failure to close.

               (c) Parent may terminate this Agreement by giving written notice to the Company at any time prior to the Closing if the Company has Breached any representation, warranty, or covenant contained in this Agreement in any material respect (except with respect to materiality for any provisions including the word "material" or words of similar import and Section 4.8, in which case such termination rights will arise upon any Breach).

               (d) The Company may terminate this Agreement by giving notice to Parent at any time prior to the Closing if any Parent Party has Breached any representation, warranty, or covenant contained in this Agreement in any material respect (except with respect to materiality for any provisions including the word "material" or words of similar import, in which case such termination rights will arise upon any Breach).

               (e) Parent may terminate this Agreement by giving notice to the Company on or before the Expiration Date if Parent is not satisfied in its sole discretion with the results of, and its due diligence investigations with respect to, the operations, affairs, prospects, properties, assets, existing and potential Liabilities, obligations, profits, or condition (financial or otherwise) of the Company.

         7.2   Effect of Termination.

               (a) Except for the obligations under Section 5.7, this ARTICLE 7 and ARTICLE 10, if this Agreement is terminated under Section 7.1, then, except as provided in this Section 7.2, all further obligations of the Parties under this Agreement will terminate.

               (b) If Parent or the Company terminates this Agreement pursuant to Section 7.1(c) or 7.1(d), as the case may be, then the rights of the non-breaching Party(ies) to pursue all legal remedies available with respect to any Liability of any breaching Party will survive such termination unimpaired.

                                   ARTICLE 8.
                                 INDEMNIFICATION

         8.1   Survival of Representations and Warranties.

               (a) Each Stockholder agrees that, from and after the Effective Time and subject to the provisions of this Article, each representation and warranty contained in ARTICLE 4 and any certificate related to such representations and warranties will survive the Closing and will continue in full force and effect for two (2) years thereafter, except (i) the representations and warranties set forth in Sections 4.12, 4.25, and 4.26, which will survive the Closing and continue in full force and effect until the applicable statute of limitations expires (or for five (5) years if there is no applicable statute of limitations) and (ii) the representations and warranties set forth in Sections 4.1, 4.2, 4.5, and 4.7 which will survive the Closing and continue in full force and effect forever.

         (b) Each representation and warranty of Parent contained in ARTICLE 3 and any certificate related to such representations and warranties will survive the Closing and continue in full force and effect for two (2) years thereafter.

         (c) Each other provision in this Agreement or any certificate or document delivered pursuant hereto will survive for the relevant statute of limitations period, unless a different period is expressly contemplated herein or thereby.

         8.2 Indemnification Provisions for Parent's Benefit. Each Stockholder agrees that, from and after the Effective Time and subject to the provisions of this Article, the Stockholders will, severally, and not jointly, in proportion to the amount of Merger Consideration received, indemnify and hold the Stockholder Indemnitees harmless from and pay any and all Damages directly or indirectly resulting from, relating to, arising out of, or attributable to any one of the following:

         (a) Any Breach of any representation or warranty the Company has made in this Agreement as if such representation or warranty were made on and as of the Closing Date without giving effect to any supplement to the Schedules, other than (in the event the Transactions are consummated) any such Breach that is disclosed in a supplement to the Schedules delivered under Section 5.6, as having caused a condition specified in Section 6.1 not to be satisfied.

         (b) Any Breach by the Company of any covenant or obligation of the Company set forth in this Agreement.

         (c) Any product shipped or manufactured or service provided by the Company prior to the Closing Date unless such product or service is specifically excepted out on the Schedules to ARTICLE 4, described in reasonable detail and only excepted with respect to the specific amount set forth therein.

         (d) Any event arising from the operation and ownership of, or conditions occurring with respect to, the Company prior to 11:59 p.m. on the Closing Date unless such event is specifically excepted out on the Schedules to
ARTICLE 4, described in reasonable detail and only excepted with respect to the specific amount set forth therein.

         (e) Any liabilities of the Company that were assigned or otherwise transferred to any Stockholder or Affiliate prior to the Merger.

         Notwithstanding the foregoing, during the Holdback Period, each Stockholder agrees that, from and after the Effective Time and subject to the provisions of this Article, the Stockholders will for amounts, in the aggregate, up to and not in excess of the Holdback Amount, jointly and severally, indemnify and hold the Stockholder Indemnitees harmless from and pay any and all Damages directly or indirectly resulting from, relating to, arising out of, or attributable to any one of the events or occurrences described in Section 8.2(a) through (e).

         During the Holdback Period, for amounts up to the Holdback Amount, each Stockholder acknowledges and agrees that the sole determination of any matter relating to indemnification under this Section will be that of the majority interest of Parent Common Shares held by all Stockholders (the "Majority Interest") and such Majority Interest will represent the voice of all Stockholders whether or not the actual vote is unanimous (or would have been unanimous in instances where an actual vote is not taken). No Stockholder will have the right to dissent or holdout from such determination. In addition, each Stockholder acknowledges and agrees that the Majority Interest will choose one legal counsel to represent all Stockholders on such indemnification matter unless the chosen legal counsel determines that he or she is conflicted from representing all Stockholders. These provisions will be applicable even if a potential Indemnification Claim would only be partially satisfied by the remaining Holdback Amount.

         8.3 Indemnification Provisions for the Stockholders' Benefit. The Parent Parties will, jointly and severally, indemnify and hold the Parent Indemnitees harmless from and pay any and all Damages directly or indirectly resulting from, relating to, arising out of, or attributable to any of the following:

               (a) Any Breach of any representation or warranty any Parent Party has made in this Agreement as if such representation or warranty were made on and as of the Closing Date without giving effect to any supplement to the Schedules, other than (in the event the Transactions are consummated) any such Breach that is disclosed in a supplement to the Schedules delivered under
Section 5.6, as having caused a condition specified in Section 6.2 not to be satisfied.

               (b) Any Breach by any Parent Party of any covenant or obligation of any Parent Party set forth in this Agreement.

               (c) Any event arising from the operation and ownership of, or conditions occurring with respect to, the Company after 11:59 p.m. on the Closing Date.

         8.4   Indemnification Claim Procedures.

               (a) If any Action is commenced in which any Party is a party that may give rise to a claim for indemnification against any Indemnitor (an "Indemnification Claim") then such Party will promptly give notice to the Indemnitor. Failure to notify the Indemnitor will not relieve the Indemnitor of any Liability that it may have to the Party, except to the extent the defense of such Action is materially and irrevocably prejudiced by the Party's failure to give such notice.

               (b) In connection with any Indemnification Claim, (i) the Party may defend with attorneys of its choice against, and Consent to the entry of any Order with respect to, the Indemnification Claim in any manner it may deem appropriate in its reasonable discretion, (ii) each Indemnitor will be obligated, in accordance with the limitations set forth in Section 8.5, to reimburse the Party promptly and periodically for the Damages relating to defending against the Indemnification Claim, and (iii) each Indemnitor will remain Liable, in accordance with the limitations set forth in Section 8.5, for any Damages the Party may suffer relating to the Indemnification Claim to the fullest extent provided in this ARTICLE 8.

               (c) Each Party hereby consents to the non-exclusive jurisdiction of any Governmental Body, arbitrator or mediator in which an Action is brought against any Indemnitor for purposes of any Indemnification Claim that a Party may have under this Agreement with respect to such Action or the matters alleged therein, and agrees that process may be served on such Party with respect to such claim anywhere in the world.

         8.5 Limitations on Indemnification Liability. Any claims made under this ARTICLE 8 will be limited as follows:

               (a) Stockholders' Ceiling. The Stockholders' aggregate Liability for Damages under this Agreement will not exceed an amount equal to the Merger Consideration, provided that the limitation contemplated hereby will not be applicable with respect to instances of fraud by a Stockholder.

               (b) Respective Stockholder's Individual Ceiling. Each respective Stockholder's Liability for Damages under this Agreement will not exceed the amount of the Closing Date Adjusted Merger Consideration received by such Stockholder, provided that the limitation contemplated hereby will not be applicable with respect to instances of fraud by the respective Stockholder.

               (c) Limitation on Amount. The Stockholders will have no Liability with respect to claims under Section 8.2 until the total of all Damages with respect to such matters exceeds One Hundred Thousand Dollars ($100,000) at which time the Stockholders will be Liable for all Damages (subject to such other limitations found herein), including the first One Hundred Thousand Dollars ($100,000).

               (d) Parent Parties' Ceiling. The Parent Parties' aggregate Liability for money Damages under this Agreement related to Breaches of the representations, warranties, and covenants herein will not exceed an amount equal to the Closing Date Adjusted Merger Consideration, provided that the limitation contemplated hereby will not be applicable with respect to instances of fraud by a Parent Party.

         8.6 Set-Off Against Holdback Amount. During the Holdback Period, Parent will set-off (on a dollar-for-dollar basis) against the Holdback Amount established pursuant to Section 2.7(c):

               (a) all obligations of any Stockholder to pay Damages to Parent under this Agreement; and

               (b) any reduction in the Merger Consideration payable by Parent calculated as the Conclusive Adjustment Amount pursuant to Section 2.15(c).

         8.7 Option to Pay in Parent Common Shares. Following the expiration of the Holdback Period, if any Stockholder has an obligation to pay Damages to Parent under this ARTICLE 8, such Stockholder may satisfy the obligation by surrendering for redemption that quantity of shares of Parent Common Shares equal in value to the Damages. For purposes of this Section 8.7, the value of Parent Common Shares will be the closing price of Parent Common Stock as of the business day upon which payment of Damages is finally made by the Stockholder.

         8.8 Indemnification if Negligence of Indemnitee. THE INDEMNIFICATION PROVIDED IN THIS ARTICLE 8 WILL BE APPLICABLE WHETHER OR NOT THE SOLE, JOINT, OR CONTRIBUTORY NEGLIGENCE OF THE INDEMNIFIED PARTY IS ALLEGED OR PROVEN. THE PARTIES AGREE THE PRECEDING SENTENCE IS COMMERCIALLY CONSPICUOUS. Each Indemnified Party's rights and remedies set forth in this Agreement will survive the Closing and will not be deemed waived by such Indemnified Party's consummation of the Transactions and will be effective regardless of any inspection or investigation conducted, or the awareness of any matters acquired (or capable or reasonably capable of being acquired), by or on behalf of such Indemnified Party or by its directors, officers, employees or representatives or at any time (regardless of whether notice of such knowledge has been given to Indemnitor), whether before or after the date of this Agreement or the Closing Date with respect to any circumstances constituting a condition under this Agreement, unless any waiver specifically so states.

         8.9   Other Indemnification Provisions.

               (a) The foregoing indemnification provisions are the sole remedy for Damages with respect to any Party, however, these provisions are in addition to, and not in derogation of, any remedy in equity that any Party may have with respect to the Transactions.

               (b) Any Liability of the Company to any Parent Indemnified Party under this Agreement will terminate for all purposes upon Closing and have no further force or effect.

               (c) A claim for any matter not involving a third party may be asserted by notice to the Party from whom indemnification is sought.

                                   ARTICLE 9.
                             POST-CLOSING COVENANTS

         9.1 Rule 144 Compliance. The Parent Parties will use commercially reasonable efforts to comply with the public information requirements of Rule 144(c)(1) of the Securities Act.

         9.2 Guaranty of Severance Amounts. Parent hereby absolutely, irrevocably, and unconditionally guarantees the prompt payment (when due) of the obligations that Merger Sub has under:

               (a) Sections 3(d) and 3(g) of that certain Amended and Restated Employment Agreement dated February 7, 2003 between Lawrence M. Kluger and the Surviving Corporation.

               (b) Sections 3(d) and 3(g) of that certain Amended and Restated Employment Agreement dated February 7, 2003 between Jeffrey C. Winemiller and the Surviving Corporation.

               (c) Sections 3(d) and 3(g) of that certain Amended and Restated Employment Agreement dated February 7, 2003 between Stephen Williamson and the Surviving Corporation.

         9.3 Noncompetition and Confidentiality of Information. For a period of 2 years after the Closing Date, each Stockholder shall not unless authorized by the Surviving Corporation's board of directors in writing, directly or indirectly, acting alone or in conjunction with others:

               (a) Engage as a director, officer, employee, partner, shareholder, or in any other capacity, in any business in competition with any business being conducted by the Surviving Corporation within the United States of America at the Closing Date;

               (b) Request any lender or customers of the Surviving Corporation during the five years prior to the then current date, to curtail or cancel their business with the Surviving Corporation;

               (c) Disclose to any Person any trade, technical or technological secrets, any details of organization or business affairs, any names of past or present customers of the Surviving Corporation or any other confidential or proprietary information relating to the business of the Surviving Corporation, including, but not limited to, the processes, services, compensation and other employment practices, research, pricing practices, price lists and procedures, purchasing, accounting, engineering, manufacturing, production, operations, organization, finances, marketing, customer lists, blueprints, product specifications or any other information, method, technique or system.

               (d) Solicit, canvass or accept any business or transaction for any other Person, or business which could reasonably be deemed to compete with any business of the Surviving Corporation, as such business is being conducted by the Company at the Closing Date;

               (e) Induce, or attempt to influence, any employee of the Surviving Corporation to terminate employment with the Surviving Corporation or to enter into any employment or other business relationship with any other Person (including such Stockholder or any other Stockholder); or

               (f) Act or conduct himself or herself in any manner which he or she shall have reason to believe is inimical or contrary to the best interests of the Surviving Corporation.

         9.4   Release.

               (a) Each Stockholder hereby releases and discharges the Released Parties (the "Stockholder Release"), individually and collectively, of and from any and all claims, causes of action, suits, debts, contracts, agreements, promises, liability, demands, damages, and other expenses of any nature whatsoever, at law or in equity, known or unknown, fixed or contingent, contemplated or uncontemplated, whether asserted or assertable, arising out of any matter whatsoever which has occurred from the beginning of time up through and including the date hereof. But the foregoing provision does not, and should not be construed so as to, alter, amend or negate the enforceability of this Agreement.

               (b) The parties being released by each Stockholder by virtue of this Section, all of whom are collectively referred to herein as the "Released Parties", are the Parent Parties, the Surviving Corporation, their Affiliates, principals, shareholders, partners, members, directors, officers, agents, consultants, spouses, children, servants, insurers, employee welfare benefit plans, pension and/or deferred compensation plans, administrators and other fiduciaries, successors and assigns, and each of them, individually and collectively.
               (c) This Stockholder Release is intended to be and should be construed as a general, complete and final waiver and release of all claims. This Stockholder Release is being made and executed by each Stockholder individually and on behalf of each Stockholder's heirs, successors, assigns, agents, all Persons subrogated to such Stockholder's rights or to whom such Stockholder's rights are secondary or derivative, and all other Persons on behalf of whom such Stockholder is authorized to act.

                                  ARTICLE 10.
                                  MISCELLANEOUS

         10.1  Schedules.

               (a) Except as provided otherwise in the Schedules, disclosures in the Schedules, and those in any supplement thereto, relate only to the representations and warranties in the Section or paragraph of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

               (b) If there is any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth in the Schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

               (c) Nothing in the Schedules will be deemed adequate to disclose an exception to a representation or warranty made herein, unless the Schedules identify the exception in reasonable detail.

               (d) The mere listing (or inclusion of a copy) of a document or other item in a Schedule will not be deemed adequate to disclose an exception to a representation or warranty made in this Agreement (unless the representation or warranty pertains to the existence of the document or other item itself).

         10.2 Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto and the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the Parties in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or the Transactions. Except as expressly contemplated by ARTICLE 8, there are no third party beneficiaries having rights under or with respect to this Agreement.

         10.3 Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors.

         10.4 Assignments. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Parent and before the Closing, the Company; provided, however, that Parent may (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (b) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Parent nonetheless will remain responsible and liable for the performance of all of its obligations hereunder).

         10.5 Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder will be deemed duly given if (and then three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                       If to Parent and after Closing to Surviving Corporation:

                       Prime Medical Services, Inc.
                       1301 Capital of Texas Hwy., Suite C-300
                       Austin, Texas 78746
                       Attn:  President
                       Tel:     (512) 328-2892
                       Fax:     (512) 328-8510

                       Copy to (which will not constitute notice):

                       Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                       300 West Sixth Street, Suite 2100
                       Austin, Texas 78701
                       Attn:  Timothy L. LaFrey
                       Tel:     (512) 499-6200
                       Fax:     (512) 703-1111

                       If to the Stockholders and before Closing to the
                       Company:

                       Winemiller Communications, Inc.
                       Attn:  Lawrence M. Kluger
                       99 Garden Parkway
                       Carlisle, PA  17013
                       Tel:     (717) 241-4400, x432
                       Fax:     (717) 241-9207

                       Copy to (which will not constitute notice):

                       Jeffrey C. Winemiller
                       99 Garden Parkway
                       Carlisle, PA  17013
                       Tel:     (717) 241-4400
                       Fax:     (717) 241-9207

                       Janet L. Winemiller
                       99 Garden Parkway
                       Carlisle, PA  17013
                       Tel:     (717) 241-4400
                       Fax:     (717) 241-9207

                       Brian E. Danzis
                       99 Garden Parkway
                       Carlisle, PA  17013
                       Tel:     (717) 697-7600
                       Fax:     (717) 697-6644

                       Lawrence M. Kluger
                       99 Garden Parkway
                       Carlisle, PA  17013
                       Tel:     (717) 241-4400, x432
                       Fax:     (717) 241-9207

                       Stephen Williamson
                       99 Garden Parkway
                       Carlisle, PA  17013
                       Tel:     (717) 241-4400
                       Fax:     (717) 241-9207

                       Larry Winemiller
                       99 Garden Parkway
                       Carlisle, PA  17013
                       Tel:     (717) 241-4400
                       Fax:     (717) 241-9207

                       Buchanan Ingersoll Professional Corporation
                       Attn:  Bradley J. Gunnison, Esq.
                       One South Market Square
                       213 Market Street, 3rd Floor
                       Harrisburg, PA  17101
                       Tel:     (717) 237-4828
                       Fax:     (717) 233-0852

         Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         10.6 Specific Performance. Each Party acknowledges and agrees that the other Parties would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise Breached. Accordingly, each Party agrees that the other Parties will be entitled to an injunction or injunctions to prevent Beaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any Action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, subject to Sections 9.7 and 9.11, in addition to any other remedy to which they may be entitled, at Law or in equity.

         10.7 Submission to Jurisdiction; No Jury Trial; Process Agent; Binding Arbitration.

               (a) Submission to Jurisdiction. Each Party submits to the jurisdiction of any state or federal court sitting in Dallas County, Texas, in any Action arising out of or relating to this Agreement and agrees that all claims in respect of the Action may be heard and determined in any such court. Each Party also agrees not to bring any Action arising out of or relating to this Agreement in any other court. Each Party agrees that a final judgment in any Action so brought will be conclusive and may be enforced by Action on the judgment or in any other manner provided at Law or in equity. Each Party waives any defense of inconvenient forum to the maintenance of any Action so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

               (b) Waiver of Jury Trial. THE PARTIES EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS. The scope of this waiver is intended to be all encompassing of any and all Actions that may be filed in any court and that relate to the subject matter of the Transactions, including, Contract claims, tort claims, breach of duty claims, and all other common Law and statutory claims. The Parties each acknowledge that this waiver is a material inducement to enter into a business relationship and that they will continue to rely on the waiver in their related future dealings. Each Party further represents and warrants that it has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. In the event of an Action, this Agreement may be filed as a written consent to trial by a court.

         10.8 Time. Time is of the essence in the performance of this Agreement.

         10.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

         10.10 Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

         10.11 Governing Law. This Agreement and the performance of the Transactions and obligations of the Parties hereunder will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of Law principles.

         10.12 Amendments. This Parties may amend this Agreement by action taken by or on behalf of the respective Boards of Directors of Parent, Merger Sub, and the Company at any time prior to the Effective Time. Notwithstanding the foregoing, after the Stockholders approve and adopt this Agreement and the Merger, no amendment to this Agreement may be made, unless the Stockholders approve such amendment in accordance with the applicable Corporate Law. Amendments to this Agreement must be in writing that the Company and Parent Parties have signed.

         10.13 Extensions; Waiver.

               (a) At any time prior to the Effective Time, the Parent Parties, on the one hand, and the Company, on the other, to the extent legally allowed, may (i) extend the time for the performance of any of the obligations of the other Party, (ii) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such Party.

               (b) No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or Breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

         10.14 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any Party or to any circumstance, is adjudged by a Governmental Body, arbitrator, or mediator not to be enforceable in accordance with its terms, the Parties agree that the Governmental Body, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

         10.15 Expenses. Except as otherwise expressly provided in this Agreement, each Party will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the Transactions including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

         10.16 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign Law will be deemed also to refer to Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words "include," "includes," and "including" will be deemed to be followed by "without limitation." Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words "this Agreement," "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The Parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached will not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         10.17 Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, Schedules, and other attachments identified in this Agreement are incorporated herein by reference and made a part hereof.

         10.18 Obligations. The covenants and obligations of, and the representations and warranties made by or attributable to, the Company pursuant to this Agreement will be deemed to be made by and attributable to the Company and all of the Stockholders.

         10.19 Remedies. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at Law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

         10.20 Electronic Signatures.

               (a) Notwithstanding the Electronic Signatures in Global and National Commerce Act (15 U.S.C. Sec. 7001 et.seq.), the Uniform Electronic Transactions Act, or any other Law relating to or enabling the creation, execution, delivery, or recordation of any Contract or signature by electronic means, and notwithstanding any course of conduct engaged in by the Parties, no Party will be deemed to have executed a Transaction Document or other document contemplated thereby (including any amendment or other change thereto) unless and until such Party will have executed such Transaction Document or other document on paper by a handwritten original signature or any other symbol executed or adopted by a Party with current intention to authenticate such Transaction Document or such other document contemplated.

               (b) Delivery of a copy of a Transaction Document or such other document bearing an original signature by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in "portable document format" or "pdf" form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature. "Originally signed" or "original signature" means or refers to a signature that has not been mechanically or electronically reproduced.

                            [signature page follows]

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                         Prime Medical Services, Inc.


                         By:
                            ----------------------------------------------------
                            John Q. Barnidge, Senior Vice President and
                            Chief Financial Officer



                         WCI Merger, Inc.


                         By:
                            ----------------------------------------------------
                            Phil Supple, President and
                            Chief Executive Officer



                         Winemiller Communications, Inc.


                         By:
                            ----------------------------------------------------
                         Name:
                              --------------------------------------------------
                         Title:
                               -------------------------------------------------

                   [Stockholders signatures on following page]

                         -----------------------------------------------
                         Lawrence M. Kluger



                         -----------------------------------------------
                         Jeffrey C. Winemiller



                         -----------------------------------------------
                         Janet L. Winemiller



                         -----------------------------------------------
                         Brian E. Danzis



                         -----------------------------------------------
                         Stephen Williamson



                         -----------------------------------------------
                         Larry Winemiller

                                   SCHEDULE I
                             to the Merger Agreement
                             dated February 7, 2003

                                  STOCKHOLDERS
                                  ------------


         Stockholders
         ------------

         Lawrence M. Kluger

         Jeffrey C. Winemiller

         Janet L. Winemiller

         Brian E. Danzis

         Stephen Williamson

         Larry Winemiller

                                   SCHEDULE II
                             to the Merger Agreement
                             dated February 7, 2003

                                   DEFINITIONS
                                   -----------


         "Action" means any action, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, arbitration, mediation, hearing, inquiry, investigation or similar event, occurrence, or proceeding.

         "Adjusted Long-Term Liabilities" means the book value of all of the Company's liabilities classified as long-term liabilities in accordance with GAAP (including any portion classified as current liabilities) on the Company's final balance sheet dated as of the Closing Date, minus $60,368.30 minus the actual unrestricted cash reflected on the final balance sheet used for purposes of Section 2.15(c).

         "Affiliate" or "Affiliated" with respect to any specified Person, means a Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. For this definition, "control" (and its derivatives) means the possession, directly or indirectly, of 50% or more of the voting Equity Interests of a Person, or the power, directly or indirectly, to vote 50% or more of the voting Equity Interests of a Person.

         "Agreement" is defined in the preamble to this Agreement.

         "Ancillary Agreements" means the Employment Agreements and the Side Letter Memorabilia Agreement dated February 7, 2003 between the Surviving Corporation and Jeffrey C. Winemiller.

         "Balance Sheet Date" is defined in Section 4.8.

         "Cash Consideration" is defined in Section 2.7(c).

         "Closing" is defined in Section 2.2.

         "Closing Date" is defined in Section 2.2.

         "Closing Date Adjustment Amount" is defined in Section 2.15(b).

         "Closing Date Adjusted Merger Consideration" is defined in
Section 2.15(b).

         "Closing Statement" is defined in Section 2.15(b).

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commitment" means (a) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights, or other Contracts that could require a Person to issue any of its Equity Interests or to sell any Equity Interests it owns in another Person; (b) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for any Equity Interest of a Person or owned by a Person; (c) statutory pre-emptive rights or pre-emptive rights granted under a Person's Organizational Documents; and (d) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to a Person.

         "Company" is defined in the preamble to this Agreement.

         "Company Shares" is defined in the recitals to this Agreement.

         "Company Stock Certificate" is defined in Section 2.7(c).

         "Conclusive Adjustment Amount" is defined in Section 2.15(c).

         "Confidential Information" means any confidential information concerning the businesses and affairs of Parent or the Company, as applicable.

         "Consent" means any consent, approval, notification, waiver, or other similar action.

         "Contract" means any contract, agreement, arrangement, commitment, letter of intent, memorandum of understanding, promise, obligation, right, instrument, document, or other similar understanding, whether written or oral.

         "Conversion Consideration" is defined in Section 2.7(c).

         "Corporate Laws" is defined in Section 2.1.

         "Current Assets" means those assets known as "current assets" under GAAP.

         "Current Liabilities" means those Liabilities known as "current liabilities" under GAAP.

         "Damages" means all damages (including consequential damages), losses (including any diminution in value), Liabilities, payments, amounts paid in settlement, obligations, fines, penalties, expenses, costs of burdens associated with performing injunctive relief, and other costs (including reasonable fees and expenses of attorneys, accountants and other professional advisors, and of expert witnesses and other costs of investigation, preparation and litigation in connection with any Action or Threatened Action) of any kind or nature whatsoever, whether known or unknown, contingent or vested, or matured or not matured.

         "Dissenting Stockholder" is defined in Section 2.12.

         "Effective Time" is defined in Section 2.3.

         "Employee Agreement" means each management, employment, severance, consulting, non-compete, confidentiality, or similar Contract between the Company and any employee, consultant, independent contractor, or other individuals providing services thereto pursuant to which the Company has or may have any Liability.

         "Employee Benefit Plan" means each plan, program, policy, payroll practice, contract, agreement (including Employee Agreements), or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or oral and whether or not legally binding, including each "employee benefit plan," within the meaning of Section 3(3) of ERISA and each "Multiemployer Plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA.

         "Employment Agreements" means the employment Contracts between Surviving Corporation and each of Jeff Winemiller, Steve Williamson and Larry Kluger, in substantially the forms set forth as Exhibit J.

         "Encumbrance" means any Order, Security Interest, Contract, easement, covenant, community property interest, equitable interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         "Enforceable": a Contract is "Enforceable" if it is the legal, valid, and binding obligation of the applicable Person enforceable against such Person in accordance with its terms, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium, or other Laws relating to or affecting the rights of creditors, and general principles of equity.

         "Environment" means soil, land surface or subsurface strata, waters (including, navigable ocean, stream, pond, reservoirs, drainage, basins, wetland, ground, and drinking), sediments, ambient air (including indoor), noise, plant life, animal life, and all other environmental media or natural resources.

         "Environmental, Health, and Safety Requirements" means all Orders, Contracts and Laws concerning or relating to public health and safety, worker/occupational health and safety, and pollution or protection of the Environment, including those relating to the presence, use, manufacturing, refining, production, generation, handling, transportation, treatment, recycling, transfer, storage, disposal, distribution, importing, labeling, testing, processing, discharge, Release, Threatened Release, control, or other action or failure to act involving cleanup of any hazardous materials, substances, or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, or radiation, each as amended and as now or hereafter in effect and in effect at Closing.

         "Equity Interest" means (a) with respect to a corporation, any and all shares of capital stock and any Commitments with respect thereto, (b) with respect to a partnership, limited liability company, trust, or similar Person, any and all units, interests or other partnership/limited liability company interests, and any Commitments with respect thereto, and (c) any other direct or indirect equity ownership or participation in a Person.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA Affiliate" means each business or entity which is a member of a "controlled group of corporations," under "common control" or an "affiliated service group" with the Company within the meaning of Sections 414(b), (c) or
(m) of the Code, or required to be aggregated with the Company under Section 414(o) of the Code, or is under "common control" with the Company, within the meaning of Section 4001(a)(14) of ERISA.

         "Exchange Act" means the Securities Exchange Act of 1934.

         "Excluded Company Shares" is defined in Section 2.7(a).

         "Expiration Date" means March 1, 2003.

         "Financial Statements" is defined in Section 4.8.

         "Foreign Corrupt Practices Act" means the Foreign Corrupt Practices Act of 1977.

         "GAAP" means United States generally accepted accounting principles, consistently applied.

         "Governmental Body" means any legislature, agency, bureau, branch, department, division, commission, court, tribunal, magistrate, justice, multi-national organization, quasi-governmental body, or other similar recognized organization or body of any federal, state, county, municipal, local, or foreign government or other similar recognized organization or body exercising similar powers or authority.

         "Holdback Amount" is defined in Section 2.7(c).

         "Holdback Period" means the twelve month period beginning on the Closing Date.

         "Indemnification Claim" is defined in Section 8.4(a).

         "Indemnitor" means any Party having any Liability to any Indemnified Party under this Agreement.

         "Intellectual Property" means any rights, licenses, liens, security interests, charges, encumbrances, equities and other claims that any Person may have to claim ownership, authorship or invention, to use, to object to or prevent the modification of, to withdraw from circulation or control the publication or distribution of any: (a) copyrights in both published works and unpublished works, (b) fictitious business names, trading names, corporate names, registered and unregistered trademarks, service marks, and applications,
(c) any (i) patents and patent applications, and (ii) business methods, inventions, and discoveries that may be patentable, (d) computer software or middleware, and (e) know-how, trade secrets, confidential information, customer lists, software (source code and object code), technical information, data, process technology, plans, drawings, and blue prints.

         "Interim Balance Sheet" means the most recent balance sheet contained within the Interim Financial Statements.

         "Interim Financial Statements" is defined in Section 4.8.

         "Initial Merger Consideration" is defined in Section 2.15.

         "Initial Merger Consideration Adjustments" is defined in Section
2.15(a).

         "Knowledge": an individual will be deemed to have "Knowledge" of a particular fact or other matter if (a) such individual is actually aware of such fact or other matter; or (b) such individual should reasonably be aware of such fact or matter. A Person other than an individual will be deemed to have "Knowledge" of a particular fact or other matter if (i) any individual who is serving, or who has at any time served, as a director, manager, officer, partner, member, executor, trustee, or similar position of such Person or a Subsidiary of such Person (or in each case any similar capacity) or (ii) any employee who is charged with or who has at any time been charged with management level responsibility for a particular area of the operations of such Person or its Subsidiaries (i.e., an employee in charge of any section with respect to knowledge of environmental matters), has, or at any time had, Knowledge of such fact or other matter.

         "Law" means any law (statutory, common, or otherwise), constitution, treaty, convention, ordinance, equitable principle, code, rule, regulation, executive order, or other similar authority enacted, adopted, promulgated, or applied by any Governmental Body, each as amended and now and hereinafter in effect.

         "Liability" or "Liable" means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, matured or unmatured, conditional or unconditional, latent or patent, accrued or unaccrued, liquidated or unliquidated, or due or to become due.

         "Majority Interest" is defined in Section 8.2.
         "Material Adverse Change (or Effect)" means a change (or effect) in the financial condition, properties, assets, Liabilities, rights, obligations, operations or business which change (or effect), individually or in the aggregate, could reasonably be expected to be materially adverse to such financial condition, properties, assets, Liabilities, rights, obligations, operations or business.

         "Merger" is defined in the recitals to this Agreement.

         "Merger Certificates" is defined in Section 2.3.

         "Merger Consideration" is defined in Section 2.7(c).

         "Merger Sub" is defined in the preamble to this Agreement.

         "Merger Valuation" is defined in Section 2.7(c).

                "Most Recent Year End" is defined in Section 4.8.

         "Multiemployer Plan" is defined in ERISA Section 3(37).

         "Order" means any order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, Consent, approval, award, judgment, injunction, or other similar determination or finding by, before, or under the supervision of any Governmental Body, arbitrator, or mediator.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity, quality, and frequency) in the industry in which the relevant Person and its Subsidiaries does business.

         "Organizational Documents" means the articles of incorporation, certificate of incorporation, charter, bylaws, articles of formation, regulations, operating agreement, certificate of limited partnership, partnership agreement, and all other similar documents, instruments or certificates executed, adopted, or filed in connection with the creation, formation, or organization of a Person, including any amendments thereto.

         "Parent" is defined in the preamble to this Agreement.

         "Parent Common Shares" is defined in the recitals to this Agreement.

         "Parent Financial Statements" is defined in Section 3.7.

         "Parent Indemnitees" means any Stockholder and its officers, directors, managers, employees, agents, representatives, controlling Persons, stockholders, and their Affiliates.

         "Parent Parties" is defined in the preamble to this Agreement.

         "Parent SEC Documents" means all reports or registration statements filed by Parent with the SEC under the Securities Act and the Exchange Act.

         "Party" or "Parties" is defined in the preamble to this Agreement.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Permit" means any permit, license, certificate, approval, Consent, notice, waiver, franchise, registration, filing, accreditation, or other similar authorization required by any Law, Governmental Body, or Contract.

         "Permitted Exceptions" is defined in Section 5.14(a).

         "Person" means any individual, partnership, limited liability company, corporation, association, joint stock company, trust, entity, joint venture, labor organization, unincorporated organization, or Governmental Body.

         "Post-Closing Estimated Adjustment Amount" is defined in Section
2.15(c).

         "Receivables" means all receivables of the Company, including all Contracts in transit, manufacturers warranty receivables, notes receivable, accounts receivable, trade account receivables, and insurance proceeds receivable.

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, or other release into the Environment.

         "Released Parties" is defined in Section 9.5(b).

         "Schedules" means the Schedules to this Agreement.

         "SEC" means the United States Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933.

         "Security Interest" means any security interest, deed of trust, mortgage, pledge, lien, charge, claim, or other similar interest or right, except for (i) liens for taxes, assessments, governmental charges, or claims that are being contested in good faith by appropriate Actions promptly instituted and diligently conducted and only to the extent that a reserve or other appropriate provision, if any, has been made on the face of the Financial Statements in an amount equal to the Liability for which the lien is asserted,
(ii) statutory liens of landlords and warehousemen's, carriers', mechanics', suppliers', materialmen's, repairmen's, or other like liens (including Contractual landlords' liens) arising in the Ordinary Course of Business and with respect to amounts not yet delinquent and being contested in good faith by appropriate proceedings, only to the extent that a reserve or other appropriate provision, if any, has been made on the face of the Financial Statements in an amount equal to the Liability for which the lien is asserted; and (iii) liens incurred or deposits made in the Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other similar types of social security.

         "Stock Consideration" is defined in Section 2.7(c).

         "Stockholder Indemnitees" means (a) Parent, Merger Sub, and their officers, directors, managers, employees, agents, representatives, controlling Persons, and stockholders, and (b) Surviving Corporation and any Person who was an officer, director or employee of the Company and continues as an officer, director or employee of Surviving Corporation following the Closing if such Person prior to, at and after the date hereof and the time of Closing is not a Stockholder or an Affiliate thereof.

         "Stockholder Release" is defined in Section 9.5(a).

         "Stockholders" is defined in the preamble to this Agreement.

         "Subsidiary" means, with respect to any Person: (a) any corporation of which more than 50% of the total voting power of all classes of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors is owned by such Person directly or through one or more other Subsidiaries of such Person and (b) any Person other than a corporation of which at least a majority of the Equity Interest (however designated) entitled (without regard to the occurrence of any contingency) to vote in the election of the governing body, partners, managers or others that will control the management of such entity is owned by such Person directly or through one or more other Subsidiaries of such Person.

         "Surviving Corporation" is defined in Section 2.1.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs, ad valorem, duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes required to be filed with any Governmental Body, including any schedule or attachment thereto and all audit reports, letter rulings, technical advice memoranda and similar documents issued by a Government Body, and including any amendment thereof.

         "Termination Date" means the earlier to occur of (a) the Expiration Date and (b) the date on which this Agreement is terminated pursuant to Section 7.1.

         "Termination Statement" means a Form UCC-3 or analogous filing terminating the filing of a security interest at the proper state or county filing office, as applicable.

         "Threatened" means a demand or statement has been made (orally or in writing) or a notice has been given (orally or in writing), or any other event has occurred or any other circumstances exist that would lead a prudent Person to conclude that a cause of Action or other matter is likely to be asserted, commenced, taken, or otherwise initiated.

         "Threatened Release" means any event that has occurred or other circumstances that exist that could lead a prudent Person to conclude that any Release whether intentional or unintentional, is reasonably likely to occur now or in the future.

         "Transaction Documents" means this Agreement and the Ancillary Agreements.

         "Transactions" means all of the transactions contemplated by this Agreement, including: (a) the Merger, the filing of the Merger Certificates, and Parent's delivery of the Merger Consideration hereunder; (b) the execution, delivery, and performance of all of the documents, instruments and agreements to be executed, delivered, and performed in connection herewith, including each Ancillary Agreement; and (c) the performance by the Parent Parties, the Company, and the Stockholders of their respective covenants and obligations (pre- and post-Closing) under this Agreement.

         "Treas. Reg." means the proposed, temporary and final regulations promulgated under the Code.

         "Unpermitted Exception" is defined in Section 5.14(b).

         "Working Capital" means the amount equal to Current Assets minus Current Liabilities.